UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 23, 2019

CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Strawinskylaan 913
Tower A, Level 9
1077 XX Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Core Laboratories N.V. (the "Company") held its Annual Meeting of Shareholders (the "Annual Meeting") on May 23, 2019 in Amsterdam, the Netherlands. At the Annual Meeting, the Company's shareholders were requested: (1) To re-elect two and to elect one new Class II Supervisory Directors ; (2) To appoint KPMG, including its U.S. and Dutch affiliates, (collectively, "KPMG") as the Company's independent registered public accountants for the year ending December 31, 2019; (3) To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2018, following a discussion of our Dutch Report of the Management Board for that same period; (4) To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 23, 2019; (5) To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 23, 2020, and such repurchased shares may be used for any legal purpose; (6) To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 23, 2020; (7) To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 23, 2020; (8) To approve, on an advisory basis, the compensation of our executive officers as described in the Compensation Discussion and Analysis ("CD&A") section of the accompanying proxy statement filed on March 20, 2019.
Given that more than 50% of the issued share capital was present and represented at the meeting, item numbers 1 through 8 could be approved by the affirmative vote of a majority of votes cast. All items were approved and the certified results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 - Election of Class II Directors: The re-election of two and the election of one new Class II supervisory directors was approved as follows:

Nominee	For	Withheld	Broker Non-Votes

Martha Z. Carnes	34,776,105	268,259	3,040,397
Michael Straughen	34,499,830	544,534	3,040,397
Gregory B. Barnett	34,780,230	264,134	3,040,397

Proposal No. 2 - Appointment of KPMG as Independent Registered Public Accountant: The appointment of KPMG as the independent registered public accountant for the year ending December 31, 2019 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

37,826,576	180,519	77,666	—

Proposal No. 3 - Confirm and Adopt the Dutch Statutory Annual Accounts: The confirmation and adoption of the Company's Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2018 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

37,933,422	29,802	121,537	—

Proposal No. 4 - Approve and Resolve the Cancellation of Repurchased Shares: The approval of the cancellation of the Company's repurchased shares held by the Company in its name at 12:01 a.m. CEST on May 23, 2019 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

37,870,724	73,097	140,940	—

Proposal No. 5 - Approve Extension - Repurchase up to 10% of Issued Share Capital: The approval of the extension of the existing authority to repurchase up to 10% of the Company's issued share capital from until November 23, 2020 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

37,720,482	202,115	162,164	—

Proposal No. 6 - Approve Extension to Issue Shares and/or Grant Rights: The approval of the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to the Company's common and preference shares up to a maximum of 10% of outstanding shares per annum until November 23, 2020 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

34,922,157	99,489	22,718	3,040,397

Proposal No. 7 - Approve Extension to Limit or Exclude Preemptive Rights: The approval of the extension of the authority to limit or exclude the preemptive rights of the holders of the Company's common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 23, 2020 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

31,578,419	3,435,898	30,047	3,040,397

Proposal No. 8 - Approve the Compensation of the Company's Executive Officers: The compensation program regarding the Company's named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstentions	Broker Non-Votes

32,687,322	2,199,007	158,035	3,040,397

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: May 29, 2019	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer